UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2014

CORPORATE OFFICE PROPERTIES TRUST

CORPORATE OFFICE PROPERTIES, L.P.

(Exact name of registrant as specified in its charter)

Corporate Office Properties Trust	Maryland	1-14023	23-2947217
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

Corporate Office Properties, L.P.	Delaware	333-189188	23-2930022
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

6711 Columbia Gateway Drive, Suite 300

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 285-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On October 30, 2014, Corporate Office Properties Trust (the “Registrant”) and Corporate Office Properties, L.P. (the “Operating Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, as underwriter (the “Underwriter”), in connection with the issuance and sale of 4,800,000 shares of the Registrant’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”).  The Registrant also granted to the Underwriter a 30-day option to purchase up to 720,000 additional Common Shares, which has since been exercised.  The Underwriting Agreement is attached to this report as Exhibit 1.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 30, 2014, by and among Corporate Office Properties Trust, Corporate Office Properties, L.P., and Wells Fargo Securities, LLC, as underwriter

5.1	Opinion of Saul Ewing LLP

8.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Saul Ewing LLP (included in Exhibit 5.1)

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1)

99.1	Press Release dated October 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE OFFICE PROPERTIES TRUST	CORPORATE OFFICE PROPERTIES, L.P.

By: Corporate Office Properties Trust,
its General Partner

/s/ Stephen E. Riffee	/s/ Stephen E. Riffee
Stephen E. Riffee	Stephen E. Riffee
Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer
Dated: November 4, 2014	Dated: November 4, 2014

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 30, 2014, by and among Corporate Office Properties Trust, Corporate Office Properties, L.P., and Wells Fargo Securities, LLC, as underwriter

5.1	Opinion of Saul Ewing LLP

8.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Saul Ewing LLP (included in Exhibit 5.1)

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1)

99.1	Press Release dated October 31, 2014